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                   SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-9998
                                (212) 758-9500



                                             April 21,1997

The Enterprise Group of Funds, Inc.
3343 Peachtree Road, N.E.
Suite 450
Atlanta, Georgia  30326

Gentlemen and Ladies:

     We have acted as counsel to The Enterprise Group of Funds, Inc., a Maryland corporation ("Enterprise Funds"), in connection with the proposed reorganizations (the "Reorganizations") of Core Equity Fund, ("RSF Inc. Core Equity"), Emerging Growth Fund ("RSF Inc. Emerging Growth"), Intermediate-Term Fixed-Income Fund ("RSF Inc. Intermediate-Term") and Money Market Fund ("RSF Inc. Money Market"), each a portfolio of Retirement System Fund Inc. ("RSF Inc.") (each, an "Acquired Fund," and collectively, the "Acquired Funds"). Pursuant to the proposed Reorganizations, all of the assets and liabilities of each Acquired Fund will be transferred to the series (each an "Acquiring Fund") of Enterprise Funds listed below, in exchange for class Y shares of the Acquiring Fund set forth below:

Acquired Fund                 Acquiring Fund
-------------                 --------------

RSF Inc. Core Equity          Enterprise Growth and Income Portfolio
                              ("Enterprise Growth and Income")

RSF Inc. Emerging Growth      Enterprise  Small Company Growth Portfolio
                              ("Enterprise Small Company Growth")

RSF Inc. Intermediate-Term    Enterprise Government Securities Portfolio
                              ("Enterprise Government")

RSF Inc. Money Market         Enterprise Money Market Portfolio ("Enterprise
                              Money")
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The Enterprise Group of Funds, Inc.
April 21, 1997
Page 2


     The shares of Enterprise Funds being issued in connection with the Reorganizations are being registered with the Securities and Exchange Commission pursuant to a registration statement on Form N-14 (the "Registration Statement").

     In connection with the foregoing, we have examined copies, either certified or otherwise proved to our satisfaction to be genuine, among other things, of the Registration Statement of Enterprise Funds and the exhibits thereto; resolutions duly adopted by the Board of Directors of Enterprise Funds; and such other records and documents as we have deemed necessary in order to enable us to express the opinion set forth below. In addition, we have received a certificate dated March 20, 1997, of the Maryland State Department of Assessments and Taxation that Enterprise Funds is in good standing under the laws of the State of Maryland.

     Subject to the effectiveness of the Registration Statement and in compliance with applicable state securities laws, and based on and subject to the foregoing examination, it is our opinion that the Class Y shares of Enterprise Funds which are being registered pursuant to the Registration Statement and will be issued to the Acquired Funds in the Reorganizations, will be, when sold, legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of that state and, where applicable, published cases, rules or regulations of regulatory bodies of that state.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Registration Statement and with any state securities commission where such filing is required.

                                             Very truly yours,

                                   /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

                                   Shereff, Friedman, Hoffman & Goodman, LLP